UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

KENTUCKY BANCSHARES, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	000-52598	61-0993464
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

P.O. Box 157, Paris, Kentucky (Address of principal executive offices)	40362-0157 (Zip code)

(859) 987-1795

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTYB	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2021, Kentucky Bancshares, Inc., a Kentucky corporation (“Kentucky Bancshares”) and Stock Yards Bancorp, Inc., a Kentucky corporation (“Stock Yards Bancorp”), H. Meyer Merger Subsidiary, Inc., a Kentucky corporation and a direct, wholly owned subsidiary of Stock Yards Bancorp (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Kentucky Bancshares, with Kentucky Bancshares continuing as the surviving corporation (the “Merger”). Immediately following the Merger, it is currently intended that Kentucky Bancshares will merge with and into Stock Yards Bancorp, with Stock Yards Bancorp continuing as the surviving corporation (the “Upstream Merger”). Immediately following the Upstream Merger, or at a later time as Stock Yards Bancorp may determine, Kentucky Bank, a Kentucky state-chartered bank and a wholly owned subsidiary of Kentucky Bancshares (“Kentucky Bank”), will merge with and into Stock Yards Bank & Trust Company, a Kentucky state-chartered bank and a wholly owned subsidiary of Stock Yards Bancorp (“Stock Yards Bank”), with Stock Yards Bank continuing as the surviving bank (the “Bank Merger,” and, together with the Merger and the Upstream Merger, the “Mergers”).  The Merger Agreement was unanimously approved by the Board of Directors of each of Stock Yards Bancorp and Kentucky Bancshares.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the common stock, no par value (the “Kentucky Bancshares Common Stock”) issued and outstanding immediately prior to the Effective Time (except for shares of Kentucky Bancshares Common Stock (A) owned by Kentucky Bancshares or Stock Yards Bancorp (other than shares (x) held in trust accounts, managed accounts, mutual funds or similar accounts, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties, or (y) held, directly or indirectly, as a result of debts previously contracted) or (B) that are Dissenting Shares, (as provided in the Merger Agreement) will be converted, in accordance with the procedures set forth in the Merger Agreement, into (1) 0.64 shares (the “Exchange Ratio”) of common stock, no par value, of Stock Yards Bancorp (“Stock Yards Bancorp Common Stock”) and (2) the right to receive, without interest, $4.75 in cash (the “Per Share Cash Consideration” and, together with the Stock Yards Bancorp Common Stock to be issued pursuant to the preceding clause (1), the “Merger Consideration”).

Under the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each award of a share of Kentucky Bancshares Common Stock subject to vesting, repurchase or other lapse restriction (a “Kentucky Bancshares Restricted Stock Award”), whether vested or unvested, that is outstanding as of January 27, 2021, and remains outstanding as of immediately prior to the Effective Time will fully vest and be cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Kentucky Bancshares Common Stock underlying the applicable Kentucky Bancshares Restricted Stock Award.

Under the terms and subject to the conditions of the Merger Agreement, Stock Yards Bancorp agreed to expand its board of directors and the board of directors of Stock Yards Bank by two directors and fill the resulting vacancies at the Effective Time with two then-current Kentucky Bancshares directors.

The Merger Agreement contains customary representations and warranties from both Kentucky Bancshares and Stock Yards Bancorp, each with respect to its and its subsidiaries’ businesses, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time. Kentucky Bancshares agreed to call a meeting of its shareholders to approve the Merger Agreement and the transactions contemplated thereby (the “Kentucky Bancshares Shareholder Approval”) and, subject to certain customary exceptions, for the Board of Directors of Kentucky Bancshares to recommend that its shareholders vote in favor of such approvals. Kentucky Bancshares has also agreed to customary non-solicitation covenants relating to alternative acquisition proposals that prohibit Kentucky Bancshares from soliciting proposals relating to certain alternative acquisition proposals or, subject to certain customary exceptions, entering into discussions or negotiations or providing confidential information in connection with certain proposals for an alternative acquisition.

The Mergers are anticipated to be completed in the second quarter of 2021 and are subject to the satisfaction of customary conditions, including (i) receipt of the Kentucky Bancshares Shareholder Approval, (ii) authorization for listing on the

Nasdaq of the shares of Stock Yards Bancorp Common Stock to be issued in the Merger, (iii) the receipt of required regulatory approvals, including the approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions, (iv) effectiveness of the registration statement on Form S-4 for the Stock Yards Bancorp Common Stock to be issued in the Merger, and (v) the absence of any order, injunction or other legal restraint preventing or making illegal the completion of the Merger or any of the other transactions contemplated by the Merger Agreement. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (a) subject to certain qualifications, the accuracy of the representations and warranties of Kentucky Bancshares, in the case of Stock Yards Bancorp, and of Stock Yards Bancorp, in the case of Kentucky Bancshares, (b) performance in all material respects by Kentucky Bancshares, in the case of Stock Yards Bancorp, and by Stock Yards Bancorp, in the case of Kentucky Bancshares, of its obligations under the Merger Agreement, and (c) receipt by Stock Yards Bancorp and Kentucky Bancshares of an opinion from counsel to Stock Yards Bancorp to the effect that the Merger and the Upstream Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both Stock Yards Bancorp and Kentucky Bancshares and further provides that a termination fee of $7,250,000 will be payable by Kentucky Bancshares to Stock Yards Bancorp upon termination of the Merger Agreement under certain circumstances, including a termination as a result of Kentucky Bancshares’s board of directors withdrawing or adversely modifying its recommendation that its shareholders vote in favor of the Merger Agreement.

In connection with entering into the Merger Agreement, Stock Yards Bancorp entered into customary support agreements in the form attached hereto as Exhibit 10.1 (the “Kentucky Bancshares Support Agreements”) with the members of Kentucky Bancshares’s board of directors in their capacities as shareholders of Kentucky Bancshares. Subject to the terms and conditions, and non-termination, of the Kentucky Bancshares Support Agreements, each such shareholder agreed, among other things, to vote his or her respective shares of Kentucky Bancshares Common Stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby, and against alternative acquisition proposals.

The foregoing descriptions of the Merger Agreement and the form of Kentucky Bancshares Support Agreement do not purport to be complete and each is qualified in its entirety by reference to the full text of the Merger Agreement and the form of Kentucky Bancshares Support Agreement, which are filed herewith as Exhibits 2.1 and 10.1, and are incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Mergers, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Stock Yards Bancorp or Kentucky Bancshares, their respective affiliates or their respective businesses.

The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Stock Yards Bancorp, Kentucky Bancshares, their respective affiliates or their respective businesses, the Merger Agreement and the Mergers that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a proxy statement of Kentucky Bancshares and a prospectus of Stock Yards Bancorp, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that each of Stock Yards Bancorp and Kentucky Bancshares make with the Securities and Exchange Commission (“SEC”).

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 27, 2021, by and among Stock Yards Bancorp, Inc., Kentucky Bancshares, Inc. and H. Meyer Merger Subsidiary, Inc.*
10.1	Form of Support Agreements, dated January 27, 2021, by and between Stock Yards Bancorp, Inc. and certain holders of Kentucky Bancshares Common Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Forward-Looking Statements

Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the proposed merger transaction between Stock Yards and Kentucky Bancshares, which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to each of Stock Yards’ and Kentucky Bancshares' Annual Report on Form 10-K for the year ended December 31, 2019, and, in the case of Stock Yards, its Quarterly Report on Form 10-Q for the three months ended September 30, 2020, as well as their other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Stock Yards and Kentucky Bancshares with the SEC, risks and uncertainties for Stock Yards, Kentucky Bancshares and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Kentucky Bancshares’ operations with those of Stock Yards will be materially delayed or will be more costly or difficult than expected; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the inability to complete the merger due to the failure of Kentucky Bancshares’ shareholders to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; diversion of management's attention from ongoing business operations and opportunities due to the merger; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on Stock Yards’, Kentucky Bancshares’ or the combined company's respective customer and employee relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; dilution caused by Stock Yards’ issuance of additional shares of Stock Yards common stock in connection with the merger; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations and financial condition of Stock Yards, Kentucky Bancshares and the combined company; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this communication are made as of the date hereof and are based on information available at that time. Except as required by law, neither Stock Yards nor Kentucky Bancshares assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Additional Information Regarding the Proposed Transaction

This communication is being made in respect of the proposed merger transaction between Stock Yards and Kentucky Bancshares. Stock Yards will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Kentucky Bancshares that also constitutes a prospectus of Stock Yards which, when finalized, will be sent to the shareholders of Kentucky Bancshares seeking their approval of the merger-related proposals. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Stock Yards or Kentucky Bancshares may file with the SEC. KENTUCKY BANCSHARES’ SHAREHOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STOCK YARDS, KENTUCKY BANCSHARES AND THE PROPOSED TRANSACTION. When filed, the registration statement, the definitive proxy statement/prospectus and other documents relating to the merger transaction filed by Stock Yards and Kentucky Bancshares can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Stock Yards’ website at www.syb.com under the tab “Investors Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Stock Yards upon written request to Stock Yards, Attention: Chief Financial Officer, 1040 East Main Street, Louisville, Kentucky 40206 or by calling (502) 582-2571, or to Kentucky Bancshares, Attention: Chief Financial Officer, 339 Main Street, Paris, Kentucky 40361 or by calling (859) 987-1795.

Participants in the Solicitation

Stock Yards, Kentucky Bancshares and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Kentucky Bancshares’ shareholders in connection with the proposed transaction. Information about the directors and executive officers of Stock Yards and their ownership of Stock Yards common stock is set forth in the definitive proxy statement for Stock Yards’ 2020 annual meeting of shareholders, as previously filed with the SEC on March 13, 2020, and Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2019, as previously filed with the SEC on February 28, 2020, as well as other documents filed with the SEC. Information about the directors and executive officers of Kentucky Bancshares and their ownership of Kentucky Bancshares common stock is set forth in the definitive proxy statement for Kentucky Bancshares’s 2020 annual meeting of shareholders, as previously filed with the SEC on May 11, 2020, and Kentucky Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2019, as previously filed with the SEC on March 10, 2020, as well as other documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by securities holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents regarding the proposed transaction to be filed with the SEC when they become available. You may obtain free copies of these documents from Stock Yards or Kentucky Bancshares using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April
KENTUCKY BANCSHARES, INC.

Date: January 28, 2021	By	/s/ Gregory J. Dawson
Gregory J. Dawson
Chief Financial Officer